EXHIBIT 99.1

Press Release

FOR IMMEDIATE RELEASE
Michael Reisman, Corporate Communications
610.369.6024
michael.reisman@nationalpenn.com

NATIONAL PENN BANCSHARES, INC. TO PRESENT AT
2010 SANDLER O’NEILL & PARTNERS, L.P.
EAST COAST FINANCIAL SERVICES CONFERENCE

BOYERTOWN, Pa. – November 2, 2010 – National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it will present its third quarter 2010 financial performance and major strategic initiatives at the 2010 Sandler O’Neill & Partners, L. P. East Coast Financial Services Conference at The Fairmont Turnberry Isle, Aventura, Fl., November 10-12, 2010.

National Penn and other participating financial services companies will address an audience of institutional investors, investment firm analysts and portfolio managers.

National Penn's presentation will be on Thursday, November 11 at 9:45 a.m. Eastern Time (see "How to Access the Presentation" below).

The speakers at National Penn's presentation will be Scott V. Fainor, president and CEO, and Michael J. Hughes, chief financial officer. A brief question and answer session will follow the presentation.

How to Access the Presentation:

National Penn’s presentation will be available live over the Internet on November 11, 2010 at 9:45 a.m. Eastern Time.  Listeners should log on to National Penn’s Website at www.nationalpennbancshares.com and choose the “Sandler O’Neill Financial Services Conference” link located on the home page.

An audio conference is also available on November 11, 2010 at 9:45 a.m. Eastern Time by calling 877-253-8059, passcode: 2101038765 #.

For those unable to participate in the live Webcast, the archived Webcast will be available for 30 days beginning November 12.

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About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with $9.2 billion in assets, is the fourth largest bank holding company based in Pennsylvania. Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions. National Penn also currently has two offices in Delaware through its wholly-owned subsidiary Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly

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Michael Reisman
Corporate Communications
National Penn Bancshares, Inc.
P.O Box 547
24 North Reading Avenue
Boyertown, PA  19512
office 610.369.6024 / cell 610.310.4524

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